SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 13th day of May 1997, by and between OXFORD CAPITAL CORP., a Nevada corporation (hereinafter referred to as "OXFORD"), and A.P., JR. IRREVOCABLE TRUST AGREEMENT NUMBER ONE (1) (hereinafter referred to as the "Trust") and SUSAN B. FOCKE (hereinafter referred to as "Focke") and the Trust and Focke are collectively referred to as the "SHAREHOLDERS", being all of the shareholders of PRC ENTERPRISES, INC. (hereinafter referred to as "PRC") upon the following premises:

                                    Premises

     WHEREAS, OXFORD is a publicly held corporation organized under the laws of the State of Nevada and engaged in the ownership and operation of administrative staffing;

     WHEREAS, PRC is a privately held corporation organized under the laws of the State of Texas and is also engaged in the ownership and operation of administrative staffing; and

     WHEREAS, pursuant to negotiations amongst management of the constituent corporations, OXFORD, and the SHAREHOLDERS desire to transfer shares representing one hundred and no/100 percent (100.00%) of the issued and outstanding stock of PRC in exchange for a note in the principal amount of $4,500,000 (hereinafter referred to as the "Note"),

                                    Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                               OF THE SHAREHOLDERS

     As an inducement to, and to obtain the reliance of OXFORD, except as set forth on the PRC Schedules (as hereinafter defined), the SHAREHOLDERS represent and warrant as follows:

     Section 1.01 Organization. PRC is a corporation duly organized, validly existing, and in good standing under the laws of Texas and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the PRC Schedules are complete and correct copies of the organizational documents of PRC and each of its subsidiaries as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of PRC's Articles of Incorporation, By-Laws or other organizational documents. PRC has taken all actions required by law, its organization documents, or otherwise to authorize the execution and delivery of this Agreement. PRC has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

     Section 1.02 Capitalization. The authorized capitalization of PRC consists of 10,000 shares of common stock, $1.00 par value, of which 1000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 1.03 Subsidiaries and Predecessor Corporations. PRC does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in the PRC Schedules. For purposes hereinafter, the term "PRC" also includes those subsidiaries, if any, set forth on the PRC Schedules.

     Section 1.04 Financial Statements.

          (a) Included in the PRC Schedules are the audited balance sheets of PRC as of December 31, 1996 and December 31, 1995, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 1996 and December 31, 1995, together with the notes to such statements and the opinion of Thomas Leger and Company, independent certified public accountants, with respect thereto.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The PRC balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of PRC. PRC did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of PRC in accordance with generally accepted accounting principles.

          (c) PRC has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (d) PRC has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (e) The books and records, financial and otherwise, of PRC are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.


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
          (f) All of PRC's assets are reflected on its financial statements, and, except as set forth in the PRC Schedules or the financial statements of PRC or the notes thereto, PRC has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 1.05 Information. The information concerning PRC set forth in this Agreement and in the PRC Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, PRC has fully disclosed in writing to OXFORD (through this Agreement or the PRC Schedules) all information relating to matters involving PRC or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of PRC or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on PRC, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 1.06 Options or Warrants. Except as set forth in the PRC Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued PRC common stock, except options, warrants, calls or commitments, if any, to which PRC is not a party and by which it is not bound.

     Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the PRC Schedules, since December 31, 1996:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of PRC or (ii) any damage, destruction, or loss to PRC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of PRC;

          (b) PRC has not (i) amended its Articles of  Incorporation or By-Laws;
     (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of PRC; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;


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
          (c) PRC has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent PRC balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of PRC; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of PRC, PRC has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of PRC.

     Section 1.08 Title and Related Matters. PRC has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent PRC balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the PRC Schedules. Except as set forth in the PRC Schedules, PRC owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with PRC's business. Except as set forth in the PRC Schedules, no third party has any right to, and PRC has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of PRC or any material portion of its properties, assets, or rights.

     Section 1.09 Litigation and Proceedings. Except as set forth in the PRC Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of PRC after reasonable investigation, threatened by or against PRC or affecting PRC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. PRC does not have any knowledge of any


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
material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10 Contracts.

          (a) Except as included or described in the PRC Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which PRC is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000));

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which PRC is a party or by which its properties are bound and which are material to the operations of PRC taken as a whole are valid and enforceable by PRC in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) PRC is not a party to or bound by, and the properties of PRC are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of PRC; and

          (d) Except as included or described in the PRC Schedules or reflected in the most recent PRC balance sheet, PRC is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which PRC is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of PRC.

     Section 1.11 Material Contract Defaults. PRC is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of PRC and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which PRC has not taken adequate steps to prevent such a default from occurring.

     Section  1.12 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any


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
material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which PRC is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. Except as set forth in the PRC Schedules, PRC has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

     Section 1.14 Compliance With Laws and Regulations. Except as set forth in the PRC Schedules, to the best of their knowledge PRC has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of PRC or except to the extent that noncompliance would not result in the occurrence of any material liability for PRC.

     Section 1.15 Insurance. PRC will maintain all of its current policies of insurance (liability and casualty) during the term of this Agreement.

     Section 1.16 Approval of Agreement. The board of directors of PRC has approved this Agreement and by their signatures hereto, the SHAREHOLDERS acknowledge that their consent and agreement hereto.

     Section 1.17 Material Transactions or Affiliations. Set forth in the PRC Schedules is a description of every contract, agreement, or arrangement between PRC and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by PRC to own beneficially, 5% or more of the issued and outstanding common stock of PRC and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the PRC Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of PRC has, or has had since inception of PRC, any known interest, direct or indirect, in any transaction with PRC which was material to the business of PRC. There are no commitments by PRC, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section 1.18 Labor Relations. PRC has not had work stoppage resulting from labor problems. To the knowledge of the SHAREHOLDERS, no union or other collective bargaining organization is organizing or attempting to organize any employee of PRC.

     Section 1.19 PRC Schedules. The SHAREHOLDERS have delivered to OXFORD the following schedules, which are collectively referred to as the "PRC Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of PRC as complete, true, and correct as of the date of this Agreement in all material respects:

          (a) Schedule 1.01 through Schedule 1.18 setting forth any exceptions, information and copies of documents required to be disclosed in the PRC Schedules by Sections 1.01 through 1.18.


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
          (b) a Schedule 1.19(b) containing a list indicating the name and address of each shareholder of PRC together with the number of shares owned by him, her or it;

          (c) a Schedule 1.19(c) containing a description of all real property owned by PRC, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (d) a Schedule 1.19(d) including copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which PRC carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of PRC);

          (e) a Schedule 1.19(e) listing the accounts receivable and notes and other obligations receivable of PRC as of December 31, 1996, or thereafter other than in the ordinary course of business of PRC, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor; and

          (f) a Schedule 1.19(f) listing the accounts payable and notes and other obligations payable of PRC as of December 31, 1996, or that arose thereafter other than in the ordinary course of the business of PRC, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by PRC respecting such obligations.

     The SHAREHOLDERS shall cause the PRC Schedules and the instruments and data delivered to OXFORD hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the SHAREHOLDERS. The SHAREHOLDERS shall have 20 days from the date of execution hereof to provide such schedules. If the SHAREHOLDERS cannot or fail to do so, or if OXFORD acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable, OXFORD may terminate this Agreement by giving written notice to PRC within ten (10) days after the schedules or updates were due to be produced or were provided.

     Section 1.20 Reserved.

     Section 1.21 Bank Accounts; Power of Attorney. Set forth in Schedule 1.21 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by PRC within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of PRC, (b) all safe deposit boxes and other similar custodial arrangements maintained by PRC within the past twelve (12) months, and
(c) the names of all persons holding powers of attorney from PRC or who are otherwise authorized to act on behalf of PRC with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.


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
     Section 1.22 Valid Obligation. This Agreement and all agreements and other documents executed by the SHAREHOLDERS in connection herewith constitute the valid and binding obligation of the SHAREHOLDERS, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OXFORD

     As an inducement to, and to obtain the reliance of the SHAREHOLDERS, except as set forth in the OXFORD Schedules (as hereinafter defined), OXFORD represents and warrants as follows:

     Section 2.01 Organization. OXFORD is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the OXFORD Schedules are complete and correct copies of the Articles of Incorporation and By-Laws of OXFORD as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of OXFORD's Articles of Incorporation or ByLaws. OXFORD has taken all action required by law, its Articles of Incorporation, By-Laws, or otherwise to authorize the execution and delivery of this Agreement, and OXFORD has full power, authority, and legal right and has taken all action required by law, their Articles of Incorporation, ByLaws, or otherwise to consummate the transactions herein contemplated.

     Section 2.02 Capitalization. OXFORD's authorized capitalization consists of 50,000,000 shares of common stock, par value $.001 of which 33,064,248 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, par value $.001, of which 100,000 may be issued pursuant to an already existing contract. All issued and outstanding shares are, and all shares issuable by OXFORD hereunder will be, legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 2.03 Subsidiaries and Predecessor Corporations. OXFORD does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in the OXFORD Schedules. For purposes hereinafter, the term "OXFORD" also includes those subsidiaries, if any, set forth in the OXFORD Schedules.


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
     Section 2.04 Securities Filings; Financial Statements.

          (a) Since December 31, 1993, OXFORD has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission, and has heretofore delivered to PRC, in the form filed with the Commission, (i) all quarterly and annual reports on Forms 10-QSB and 10-KSB filed since December 31, 1995, (ii) all other reports filed by OXFORD with the Securities and Exchange Commission since December 31, 1995 (collectively, the "SEC Reports") and (iii) all comment letters from the Securities and Exchange Commission with respect to the SEC Reports. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, as appropriate, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Included in the OXFORD Schedules are (i) the unaudited balance sheets of OXFORD and the related statements of operations and cash flows as of and for the three months ended December 31,, 1996 and (ii) the audited balance sheets of OXFORD as of June 30, 1996 and June 30, 1995, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended June 30, 1996 and June 30, 1995, together with the notes to such statements and the opinion of Thomas Leger and Company, independent certified public accountants, with respect thereto, all as set forth in the SEC Reports.

          (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The OXFORD balance sheets present fairly as of their respective dates the financial condition of OXFORD. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, OXFORD had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of OXFORD, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (d) OXFORD has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (e) OXFORD has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (f) The books and records, financial and otherwise, of OXFORD are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

          (g) All of OXFORD's assets are reflected on its financial statements, and, except as set forth in the OXFORD Schedules or the financial statements of OXFORD or the notes thereto, OXFORD has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 2.05 Information. The information concerning OXFORD set forth in this Agreement and the OXFORD Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, OXFORD has fully disclosed in writing to the SHAREHOLDERS (through this Agreement or the OXFORD Schedules) all information relating to matters involving OXFORD or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of OXFORD or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on OXFORD, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 2.06 Options or Warrants. Except as set forth in the OXFORD Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of OXFORD (the "Existing Rights").

     Section 2.07 Absence of Certain Changes or Events. Except as otherwise described herein or in the OXFORD Schedules, or permitted in writing by the SHAREHOLDERS, since the date of the most recent OXFORD balance sheet:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of OXFORD or (ii) any damage, destruction or loss to OXFORD (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of OXFORD;

          (b) OXFORD has not (i) amended its Articles of Incorporation or By-Laws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of OXFORD; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business;
     (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or
     (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

          (c) OXFORD has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent OXFORD balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of OXFORD or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

          (d) to the best knowledge of OXFORD, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of OXFORD.

     Section 2.08 Title and Related Matters. OXFORD has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent OXFORD balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the OXFORD Schedules. Except as set forth in the OXFORD Schedules, OXFORD owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with OXFORD's business. Except as set forth in the OXFORD Schedules, no third party has any right to, and OXFORD has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of OXFORD or any material portion of its properties, assets, or rights.

     Section 2.09 Litigation and Proceedings. Except as set forth in the PRC Schedules, there are no actions, suits, proceedings or investigations pending or, to the knowledge OXFORD after reasonable investigation, threatened by or against OXFORD or affecting OXFORD or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. OXFORD has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

     Section 2.10 Contracts.

          (a) OXFORD is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in the SEC Reports or the OXFORD Schedules.

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which OXFORD is a party or by which its properties are bound and which are material to the operations of OXFORD taken as a whole are valid and enforceable by OXFORD in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) OXFORD is not a party to or bound by, and the properties of OXFORD are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of OXFORD; and

          (d) Except as included or described in the OXFORD Schedules or reflected in the most recent OXFORD balance sheet, OXFORD is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which OXFORD is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate;
     (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of OXFORD.

     Section 2.11 Material Contract Defaults. OXFORD is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of OXFORD and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which OXFORD has not taken adequate steps to prevent such a default from occurring.

     Section  2.12 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which OXFORD is a party or to which any of its assets or operations are subject.

     Section 2.13 Governmental Authorizations. OXFORD has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by OXFORD of this Agreement and the consummation by OXFORD of the transactions contemplated hereby.

     Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, OXFORD has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of OXFORD or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

     Section 2.15 Insurance. OXFORD owns no insurable properties and carries no casualty or liability insurance.

     Section 2.16 Approval of Agreement. The board of directors of OXFORD has authorized the execution and delivery of this Agreement by OXFORD and has approved this Agreement and the transactions contemplated hereby.

     Section 2.17 Continuity of Business Enterprises. Until such time (herein called the "Conversion Date") as the remaining unpaid principal balance of the
Note is equal to or less than $1,000,000, OXFORD will maintain PRC in its present corporate form and operate PRC as a separate and distinct subsidiary, including without limitation, maintaining PRC's current books and records, bank accounts, and state and federal taxpayer identification numbers. Furthermore, until the Conversion Date, Oxford will not (i) sell or otherwise dispose of any material portion of PRC's business or assets (ii) commingle any funds belonging to or held by PRC with the funds of OXFORD or any OXFORD subsidiary, and (iii) enter into any agreement or do any act to cause PRC to become liable for the obligation of Oxford or any other OXFORD subsidiary. The above restrictions will not be construed to prohibit limited consolidation of repetitive and routine office/payroll functions with other Oxford subsidiaries so long as such consolidations do not materially affect the independent operations of PRC and will increase the annual earnings of PRC. Furthermore, OXFORD shall allocate PRC's tax liability in accordance with PRC's net income.

     Section 2.18 Material Transactions or Affiliations. Except as disclosed herein and in the OXFORD Schedules, there exists no contract, agreement or arrangement between OXFORD and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by OXFORD to own beneficially, 5% or more of the issued and outstanding common stock of OXFORD and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of OXFORD has, or has had since inception of OXFORD, any known interest, direct or indirect, in any such transaction with OXFORD which was material to the business of OXFORD. OXFORD has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section 2.19 Labor Relations. OXFORD has not had work stoppage resulting from labor problems. To the knowledge of OXFORD, no union or other collective bargaining organization is organizing or attempting to organize any employee of OXFORD.

     Section 2.20 OXFORD Schedules. OXFORD has delivered to PRC the following schedules, which are collectively referred to as the "OXFORD Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of OXFORD to be complete, true, and accurate in all material respects as of the date of this Agreement:

          (a) Schedule 2.01 through Schedule 2.18 setting forth any exceptions, information and copies of documents required to be disclosed in the OXFORD Schedules by Sections 2.01 through 2.18.

          (b) a Schedule 2.20(b) containing a description of all real property owned by OXFORD, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (c) a Schedule 2.20(cd) including copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which OXFORD carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of OXFORD);

          (d) a Schedule 2.20(d) listing the accounts receivable and notes and other obligations receivable of OXFORD as of December 31, 1996, or thereafter other than in the ordinary course of business of OXFORD, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor; and

          (e) a Schedule 2.20(e) listing the accounts payable and notes and other obligations payable of OXFORD as of December 31, 1996, or that arose thereafter other than in the ordinary course of the business of OXFORD, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by OXFORD respecting such obligations.

     OXFORD shall cause the OXFORD Schedules and the instruments and data delivered to PRC hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by OXFORD. OXFORD shall have until 20 days from the date of execution hereof to provide such schedules. If OXFORD cannot or fails to do so, or if the SHAREHOLDERS, find any such schedules or updates provided after the date hereof to be unacceptable, the SHAREHOLDERS may terminate this Agreement by giving written notice to OXFORD within ten (10) days after the schedules or updates were due to be produced or were provided.

     Section 2.21 Reserved.

     Section 2.23 Valid Obligation. This Agreement and all agreements and other documents executed by OXFORD in connection herewith constitute the valid and binding obligation of OXFORD, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PURCHASE AND SALE

     Section 3.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), the SHAREHOLDERS shall assign, transfer and deliver to OXFORD, free of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 10,000 shares of PRC common stock (the "Purchased Shares") set forth in Schedule 3.01 attached hereto, in the aggregate constituting not less than one hundred and no/100 percent (100.00%) of the issued and outstanding shares of common stock of PRC immediately following the Closing. In exchange for the transfer of the Purchased Shares by the SHAREHOLDERS, OXFORD shall execute in favor of the SHAREHOLDERS, at Closing, a Promissory Note in the principal sum of $4,500,000, ( the "Purchase Price"), in a form substantially similar to that attached as Exhibit A. The Note shall be secured by OXFORD's Pledge of the Purchased Shares, and OXFORD shall execute a Pledge Agreement in substantially the same form as that attached as Exhibit B. The Parties shall also execute an Irrevocable Voting Trust in substantially the same form as that attached as Exhibit C.

     It is hereby acknowledged and agreed that both the Purchased Shares to be transferred by the SHAREHOLDERS and any OXFORD shares issued to the SHAREHOLDERS in accordance with the terms of the Note ("OXFORD Shares") shall be "restricted stock" as that term is defined under Rule 144 of the Securities Act of 1993. The

SHAREHOLDERS and OXFORD represent and agree that the Purchased Shares and the OXFORD Shares being acquired by each are being acquired for investment purposes without intent to resell such shares and that the subsequent sale or transfer of such shares may only be made in accordance with registration or a valid exemption from registration pursuant to U.S. securities laws, to the extent such laws govern any such sale or transfer. Further, it is understood and agreed that all certificates evidencing the Purchased Shares and the OXFORD Shares shall bear the following legend and shall be subject to stop-transfer orders with the respective transfer agents for such shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     Section 3.02 Anti-Dilution. The number of Purchased Shares issuable upon pursuant to Section 3.01 shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the common stock of PRC which may occur between the date of the execution of this Agreement and the Closing Date.

     Section  3.03  Closing.   The  closing   ("Closing")  of  the  transactions
contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than July 1, 1997, subject to the right of OXFORD or the SHAREHOLDERS to extend such Closing Date by up to an additional thirty (30) days. Such Closing shall take place at a mutually agreeable time and place.

     Section 3.04 Closing Events. At the Closing, OXFORD and the SHAREHOLDERS shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     Section 3.05 Termination.

          (a) This Agreement may be terminated by the board of directors of OXFORD or by the SHAREHOLDERS at any time prior to the Closing Date if:

               (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the purchase and sale contemplated hereby; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the purchase and sale.

          (b) This Agreement may be terminated by the board of directors of OXFORD at any time prior to the Closing Date if:

               (i) there shall have been any change after the date of the latest balance sheet of PRC in the assets, properties, business, or financial condition of PRC, which could have a materially adverse effect on the financial statements of PRC listed in Section 1.04(a) taken as a whole, except any changes disclosed in the PRC Schedules;

               (ii) the board of directors of OXFORD determines in good faith that one or more of OXFORD's conditions to Closing has not occurred, through no fault of OXFORD.

               (iii) OXFORD takes the  termination  action  specified in Section
          1.19 as a result of PRC Schedules or updates thereto which OXFORD finds unacceptable;

          (c) This Agreement may be terminated by the SHAREHOLDERS at any time prior to the Closing Date if:

               (i) there shall have been any change after the date of the latest balance sheet of OXFORD in the assets, properties, business or financial condition of OXFORD, which could have a material adverse effect on the financial statements of OXFORD listed in Section 2.04(b) taken as a whole, except any changes disclosed in the OXFORD Schedules;

               (ii) the SHAREHOLDERS determine in good faith that one or more of PRC's conditions to Closing has not occurred, through no fault of the SHAREHOLDERS;

     In the event of  termination  pursuant  to  paragraphs  (a),  (b) or (c) of
     Section 3.05, or Sections 1.19 or 2.20 herein, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein.

          (d) This Agreement may be terminated by the board of directors of OXFORD at any time prior to the Closing Date if:

               (i) The SHAREHOLDERS shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the SHAREHOLDERS contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

     If this Agreement is terminated pursuant to this paragraph (d) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that the SHAREHOLDERS shall bear their own costs as well as the reasonable costs of OXFORD in connection with the negotiation, preparation, and execution of this Agreement.

          (e) This Agreement may be terminated by the SHAREHOLDERS at any time prior to the Closing Date if:

               (i) OXFORD shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of OXFORD contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

     If this Agreement is terminated pursuant to this paragraph (e) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that OXFORD shall bear its own costs as well as the reasonable costs of the SHAREHOLDERS incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section 4.01 Access to Properties and Records. OXFORD and the SHAREHOLDERS will each afford to the officers and authorized representatives of the other full access to the properties, books and records of OXFORD or PRC, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of OXFORD or PRC, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing
Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

     Section 4.02 Delivery of Books and Records. At the Closing, the SHAREHOLDERS shall deliver to OXFORD the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of PRC now in the possession of PRC or its representatives.

     Section 4.03 Third Party Consents and Certificates. OXFORD and the SHAREHOLDERS agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.04 Exclusive Dealing Rights. Until 5:00 P.M. New York City Time on July 1, 1997, in recognition of the substantial time and effort which OXFORD has spent and will continue to spend in investigating PRC and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither the SHAREHOLDERS, nor any of their representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than OXFORD and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of PRC) or similar transactions involving PRC (all such transactions being referred to as "PRC Acquisition Transactions"). If PRC receives any proposal with respect to a PRC Acquisition Transaction, the SHAREHOLDERS will immediately communicate to OXFORD the fact that it has received such proposal and the principal terms thereof.

     Section 4.05 Actions Prior to Closing.

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the OXFORD Schedules or PRC Schedules or as permitted or contemplated by this Agreement, OXFORD (subject to paragraph
     (d) below) and the SHAREHOLDERS will cause PRC to:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

               (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

          (b) From and after the date of this Agreement until the Closing Date, OXFORD will not, and the SHAREHOLDERS will not allow PRC to:

               (i) make any changes in their articles or certificate of incorporation or bylaws;

               (ii) take any action described in Section 1.07 in the case of the SHAREHOLDERS, or in Section 2.07, in the case of OXFORD (all except as permitted therein or as disclosed in the applicable party's schedules);

               (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

               (iv) sell any assets or discontinue any operations, sell any shares of capital stock (other than the sale of securities underlying existing warrants or options of OXFORD) or conduct any similar transactions other than in the ordinary course of business (other than transactions contemplated herein or in the PRC Schedules or OXFORD Schedules).

     Section 4.06 Sales Under Rule 144 or 145,If Applicable.

          (a) OXFORD will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

          (b) Upon being informed in writing by any such person holding restricted stock of OXFORD that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), OXFORD will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

          (c) If any certificate representing any such restricted stock is presented to OXFORD's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to OXFORD and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, OXFORD will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.09 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

     Section 4.07 Indemnification.

          (a) The SHAREHOLDERS hereby agree to indemnify OXFORD and each of the officers, agents and directors of OXFORD as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any substantial or material inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (b) OXFORD hereby agrees to indemnify the SHAREHOLDERS and each of the officers, agents, and directors of PRC as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (c) No indemnity obligation shall arise under this Section 4.07 in relation to any matters to which disclosure was made, if such disclosure gave the other party sufficient information and warning to investigate in greater detail, the matter so disclosed.

     4.08 Management of PRC. Adrian Piperi Sr., Adrian Piperi, Jr., Susan Focke and Tommy Board (collectively the "Employees") shall be afforded employment contracts to continue work at their respective current locations, for a period of two years commencing on the date of the final payment or conversion under the terms of the Note. The prevailing terms of employment shall be determined by the compensation and benefits that existed for each respective Employee's previous twelve month period.

                                    ARTICLE V

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF OXFORD

     The obligations of OXFORD under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the SHAREHOLDERS in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Additionally, the SHAREHOLDERS shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the SHAREHOLDERS. OXFORD shall have been furnished with certificates, signed by duly authorized executive officers of PRC and the SHAREHOLDERS and dated the Closing Date, to the foregoing effect.

     Section 5.02 Officer's Certificate. OXFORD shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of PRC to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of PRC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the PRC Schedules, by or against PRC, which might result in any material adverse change in any of the assets, properties, business, or operations of PRC.

     Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of PRC nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable in accordance with Section 1.19.

     Section 5.04 Good Standing. OXFORD shall have received a certificate of good standing from the Secretary of the State of Texas, dated as of a date within ten days prior to the Closing Date certifying that PRC is in good standing as a corporation in Texas.

     Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of OXFORD and PRC after the Closing Date on the basis as presently operated shall have been obtained.

     Section 5.07 Other Items. OXFORD shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as OXFORD may reasonably request.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS

     The obligations of the SHAREHOLDERS under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by OXFORD in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, OXFORD shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by OXFORD prior to or at the Closing. The SHAREHOLDERS shall have been furnished with certificates, signed by duly authorized executive officers of OXFORD and dated the Closing Date, to the foregoing effect.

     Section 6.02 Officer's Certificate. The SHAREHOLDERS shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of OXFORD, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of OXFORD threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the OXFORD Schedules, by or against OXFORD, which might result in any material adverse change in any of the assets, properties or operations of OXFORD.

     Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of OXFORD nor shall any event have occurred which, with the lapse of time or the giving of notice.

     Section 6.04 Good Standing. The SHAREHOLDERS shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that OXFORD is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

     Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of OXFORD and PRC after the Closing Date on the basis as presently operated shall have been obtained.

     Section 6.07 Other Items. The SHAREHOLDERS shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as they may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.01 Brokers. OXFORD and the SHAREHOLDERS agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. OXFORD and the SHAREHOLDERS agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.02 Alternate Dispute Resolution. The parties agree and contract that any and all claims, disputes, or controversies arising out of or in any way relating to this Agreement, any provision hereof, any contract related hereto, any benefits hereunder, or the claimed breach of termination of any provision of any of same, whether based on the Constitution, statutes, Code(s) or at common law of the United States or of any State, including the arbitability of any claim, dispute or controversy, shall be exclusively resolved by the parties first trying to settle the dispute in mediation under the Mediation Rules administered by and conducted by the Neutrals of the National Association for Dispute resolution, Inc., failing which, settlement of hte dispute shall be by binding arbitration conducted under the Arbitration Rules of, and before an Arbitration tribunal of the National Association for Dispute resolution, Inc. The arbitrator(s) shall have full and complete discretion and authority to do substantial justice for the parties to the dispute. In the event that the National Association for Dispute resolution, Inc. is not available or is no longer in business, the arbitration provided hereunder shall be conducted by the American Arbitration Association under their rules and procedures.

     Section 7.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas, without giving effect to principles of conflicts of law thereunder.

     Section 7.04 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

     If to OXFORD, to:     OXFORD CAPITAL CORP.
                           4245 N. Central Expressway, Suite 300
                           Dallas, Texas 75205
                           Attn:  Robert Cheney

     With copies to:       Hank Vanderkam, Esq.
                           Vanderkam & Sanders
                           440 Louisiana, Suite 475
                           Houston, Texas 77002

     If the Shareholders:  A.P. Jr., Trust Agreement Number One (1),
                           c/o Adrian Piperi, Jr.
                           1726 Augusta Drive, Suite 104
                           Houston, Texas  77057

                           Susan B. Focke
                           1726 Augusta Drive, Suite 104
                           Houston, Texas  77057

     With copies to:       Mike Keller
                           Mathews & Keller, LLP
                           770 South Post Oak Lane, Suite 660
                           Houston, Texas  77056-1913

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

     Section 7.05 Attorney's Fees. In the event that either party institutes any action or suit (including any alternate dispute resolution commenced in accordance with section 7.02) to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

     Section 7.06 Confidentiality.

          (a) Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

          (b) Each party hereto agrees with the other that, until the Conversion Date, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, which relates to either party's internal operations, processes or clients, (collectively called the "Proprietary Information") and shall not use such Proprietary Information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in the ordinary coarse of business or to further any of the party's business needs.

          (c) In the event that OXFORD defaults on the Note and such default is not cured and thereby results in the Shareholders regaining ownership of PRC via the exercise of their remedies under the Security Documents, OXFORD agrees that neither it nor any of its Affiliate Companies shall (i) contact, communicate with or otherwise solicit any of PRC's clients as such clients existed on the date of Oxford's default, for a period of two years from the date the SHAREHOLDERS regain ownership of PRC. Additionally upon the SHAREHOLDERS regaining ownership of PRC, the parties shall, upon written request, return to the other party all Proprietary Information and each party will continue to comply with the confidentiality provisions set forth herein. Nothing in this section shall be interpreted so as to preclude OXFORD'S disclosure of such information relating to PRC as is necessary for any reporting requirement imposed by the Securities and Exchange Commission, or the Securities Acts of 1933 or 1934.

     Section  7.07  Public   Announcements  and  Filings.   Unless  required  by
applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

     Section 7.08 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.09 Third Party Beneficiaries. This contract is strictly between OXFORD and the SHAREHOLDERS, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.10 Expenses. Subject to Sections 3.05 and 7.05 above, whether or not the purchase and sale is consummated, OXFORD and the SHAREHOLDERS will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the purchase and sale or any of the other transactions contemplated hereby.

     Section 7.11 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

     Section 7.12 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

     Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.15 Legal Representation. Each party hereto, including the SHAREHOLDERS of PRC who are signing this Agreement, hereby acknowledges that he or it has been provided an opportunity to consult with legal counsel of his or its choice to seek counsel with respect to the transactions contemplated herein and that each such party has secured such advice as he or it deems necessary to understand the terms of this Agreement.

     Section 7.16 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

     Section 7.17 Facsimiles. For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.


ATTEST:                                  OXFORD CAPITAL CORP.


/s/ Hank Vanderkam                       By:  /s/ Robert Cheney
---------------------------------           ------------------------------------
Hank Vanderkam                              Robert Cheney
Secretary or Assistant Secretary            Chairman and Chief Executive Officer


                                         SHAREHOLDERS


                                         A.P., Jr. Irrevocable Trust Agreement
                                         Number One (1)


                                        By:  /s/ illegible
                                           -------------------------------------
                                           Adrian Piperi, Jr.
                                           Trustee


                                        By:  /s/ Susan B. Focke
                                           -------------------------------------
                                           Susan B. Focke